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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 22, 1998

                              Medaphis Corporation
             (Exact name of registrant as specified in its charter)

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
DELAWARE                                              000 -19480                     58-1651222
(State or other jurisdiction of incorporation)  Commission File Number  (IRS Employer Identification Number)
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                             2700 CUMBERLAND PARKWAY
                                    SUITE 300
                             ATLANTA, GEORGIA 30339
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:           (770) 444-5300

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

                        Exhibit Index Located on Page: 4
                            Total Number of Pages: 13

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Item 5.           Other Events.

         On October 22, 1998, the Registrant released earnings for the quarter and nine months ended September 30, 1998. Results for the quarter included a $390.6 million charge relating to the reduction of the carrying value of certain intangible assets, primarily goodwill, associated with acquisitions completed prior to 1996 in the Registrant's Physician Services division.

         As has been disclosed previously by the Registrant, management monitors events and circumstances internally and within the healthcare industry that could warrant revisions to the Registrant's estimated useful life of goodwill or reduction in the carrying value of its intangible assets. During 1996 and 1997, events and changes in circumstances warranted, in management's opinion, an assessment as to whether the carrying value of the intangible assets for the Physician Services segment was still recoverable. These events included: (i) operating losses reported for two consecutive years, (ii) significant restructuring charges within the Physician Services segment and (iii) absence of revenue growth within the Physician Services segment. In accordance with applicable accounting rules, in late 1997 management prepared an analysis based on assumptions reflecting management's then current outlook for the business to determine if the Physician Services intangible assets were still recoverable. Based on those assumptions, as set forth in the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, no revision to the carrying value of the Physician Services intangible assets was appropriate.

         The Physician Services business showed revenue and margin declines at an accelerated rate in the third quarter of 1998 ended September 30. Four factors which became evident in the third quarter required management to re-examine the assumptions underlying the analysis of the carrying value of Physician Services' intangibles and to re-assess the recoverability of those assets. These factors were: (i) the impact of the government investigations (settled earlier this month), (ii) significant customer losses, (iii) recent performance issues at Gottlieb's Financial Services and (iv) overall changes in healthcare market dynamics. Based on the state of the business and the industry and the trends evidenced in the third quarter, management concluded that the growth rates and profitability margins for the acquired Physician Services businesses were not sustainable at the levels anticipated earlier. On October 21, 1998, management of the Registrant presented its analysis to the Audit Committee of the Board of Directors of the Registrant. The Audit Committee approved the reduction in value of intangible assets and recommended such action to the full Board of Directors of the Registrant, which approved the write-down as recommended by the Audit Committee. As a result, in accordance with applicable accounting rules, the Registrant reduced the value of certain Physician Services' assets, primarily goodwill, by $390.6 million.

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         The Registrant issued a press release on October 22, 1998, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K. The press release relates to the Registrant's third quarter results, including the write-down of the Physician Services' intangible assets.



Item 7.           Financial Statements and Exhibits.

         (c)      Exhibits

99.1     Press Release issued by the Registrant on October 22, 1998.............


                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 23, 1998


                                          MEDAPHIS CORPORATION


                                          By:/s/ Allen W. Ritchie
                                             -----------------------------
                                             Allen W. Ritchie
                                             President and Chief Executive
                                             Officer

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                                INDEX TO EXHIBITS

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EXHIBIT NUMBER                                                                  PAGE NO.
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         Exhibit 99.1      Press Release issued by Registrant
                           on October 22, 1998.....................................5
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